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                                                                   EXHIBIT 10.24

                              SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT ("Agreement") is made and entered into by and between MCY.COM, INC. ("Company") and BERNHARD FRITSCH ("Executive").

         WHEREAS, Company and Executive entered into an Employment Agreement dated June 11, 1999, as amended July 28, 1999 and April 1, 2001 (the "Employment Agreement").

         WHEREAS, Company and Executive desire to terminate both the employment relationship and the Employment Agreement, as well as Executive's seat on Company's board of directors, upon mutually acceptable terms and to settle any and all differences, claims and potential claims arising out of (i) Executive's employment and termination of employment with Company, (ii) termination of the Employment Agreement, and (iii) Executive's resignation of his seat on Company's board of directors;

         NOW THEREFORE, in consideration of the mutual promises and other consideration contained herein and intending to be legally bound, the parties agree as follows:

         1. Severance.

            A. Executive hereby resigns, effective on the date of the execution of the Agreement and Plan of Reorganization by and among Company and Carter Hill Venture Ltd. ("Carter Hill") and certain shareholders of Carter Hill (the "Employment Resignation Date"), from the following positions: (i) Chairman and Chief Executive Officer of Company; (ii) a director of Company; (iii) a director and officer of any of Company's subsidiaries.

            B. Pursuant to the terms of a license agreement being executed simultaneously with this Agreement, Executive shall license to the Company and its subsidiaries certain technology owned by Executive and the Company and NETrax Technologies Inc. shall license to Executive certain technology owned by the Comppany and NETrax Technologies Inc. (the "Licenses").

         2. Consideration Provided to Executive. Company shall pay to Executive or perform the following:

            A. Executive will be paid Two Hundred Thousand Dollars ($200,000) upon execution of this Agreement and the Agreement and Plan of Reorganization. .

            B. Company hereby forgives that certain loan by Company to Executive in the principal amount of Ninety Eight Thousand Dollars ($98,000).

            C. Company hereby assigns and transfers ownership of certain production and presentation equipment and one (1) Yamaha Disklavier piano to Executive, such equipment having an agreed upon fair market value of Ten Thousand Dollars ($10,000).

            D. For a period of twenty four (24) months following the Employment Resignation Date, Company will continue to provide Executive with the level of health insurance provided by the Company immediately prior to the Employment Resignation Date.

         3. Executive's Release of All Claims. In consideration of this Agreement, including, but not limited to, the mutual, binding promises contained herein, and intending to be legally bound


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thereby, Executive, on behalf of himself, his executors, legatees, devisees, administrators successors, and assigns, does hereby irrevocably, forever and unconditionally release and forever discharge Company and each of its past, present and future stockholders, agents, directors, officers, executives, representatives, attorneys, and its predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Released Parties"), of and from any and all actions, causes of action, suits, debts, judgments, charges and expenses (including attorneys' and paralegal fees and costs at all levels of dispute resolution), of any nature whatsoever, asserted or unasserted, known or unknown, ("Claims"), which Executive ever had, now has, or hereafter may have against the Released Parties, in any way arising out of or related to Executive's employment and/or other capacity and/or service as a director and/or otherwise with Company and/or any of its subsidiaries and/or affiliated entities and/or the termination of his employment and/or other capacities and/or services with Company and/or its subsidiaries and affiliated entities.

         In expansion of, and not in limitation of, the general nature of the foregoing release, Executive releases and forever discharges any and all Claims he may have had against such Released Parties in any way arising out of or related to Executive's employment and/or other service and/or capacity with Company and/or any of its subsidiaries and/or affiliated entities and/or the termination of his employment and/or other services and/or capacities with Company and/or its subsidiaries and/or affiliated entities, regardless of whether any or all of such Claims arises under any state or federal statute, ordinance, regulation, order or common law. The Claims released by Executive include, but are not limited to, those under 29 U.S.C. 621 Title VII of the Civil Rights Act of 1964 ("Title VII"), 42 U.S.C. 2000 et seq., 2101 et seq., the Americans with Disabilities Act ("ADA") 42 U.S.C. 1201 et seq., the federal Family and Medical Leave Act, 29 U.S.C. 2601 et seq., and the Executive Retirement Income Security Act of 1974, 29 U.S.C. 1001 et seq., and as any or all of the foregoing are or may be amended, or any other federal, state or local statute, rule or ordinance and any other claims in law or equity. In further expansion of the foregoing releases, Executive releases the Released Parties of and from any and all Claims based on constructive discharge, express, implied or quasi-contract, and breach of the implied covenant of good faith and fair dealing. In still further expansion of the foregoing releases, Executive releases the Released Parties of and from any and all Claims for fraud of any kind. Expanding the foregoing releases further still, Executive releases Released Parties of and from any and all Claims for wrongful discharge of any kind (including in violation of public policy and constructive discharge), infliction of emotional distress, whether intentional or negligent, defamation, negligence, conspiracy, any and all other common law torts and discrimination on any basis prohibited by statute, public policy or otherwise.


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         4. Company's Release of all Claims. As part of the consideration for
Executive entering into this Agreement, Company for and on behalf of itself and all of its past, present and future subsidiaries, parent corporations, affiliates, directors, officers, executives, representatives, attorneys, insurers, heirs, executors, administrators, assigns, and agents, and all persons acting by, through, under or in concert with any of them, does hereby irrevocably, forever and unconditionally release and forever discharge Executive, his personal representatives, heirs, legatees, devisees, administrators, successors, assigns, and future employers, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Released Parties"), of and from any and all Claims which Company ever had, now has, or hereafter may have against the Released Parties, in any way arising out of or related to Executive's employment and/or other service and/or capacity with Company or any of its subsidiaries or affiliated entities or the termination of his employment and/or other services and/or capacities with Company and its subsidiaries and affiliated entities.

         5. Claims Released Construed Broadly. Executive and Company intend that the provisions of this Agreement regarding the Claims being released by each of them under the provisions of this Agreement shall be construed as broadly as possible. The only exception thereto is that nothing contained in this Agreement is intended to waive any claims or rights based on conduct or any event that occurs after the effective date of this Agreement.

         6. Assumption of Risk of Change in Facts. Executive and Company understand that the facts under which they give their releases hereunder may prove to be different than now known or believed by them, and each accepts and assumes the risk thereof and agrees that their releases shall remain in full force and effect and not subject to modification, termination or rescission by reason of any difference in facts.

         7. Covenant Not to Sue. Subject to full performance of the other party's obligations under this Agreement, each party hereto agrees that neither such party nor any person or entity on such party's behalf has or shall commence, maintain or prosecute any lawsuit, complaint, action or proceeding of any kind against the other or their respective Released Parties with respect to any act, omission or other matter occurring up to and including the effective date of this Agreement. The foregoing notwithstanding, and subject to paragraph 17, this covenant not to sue does not extend to any claim for breach of this Agreement.

         8. Company Records; Return of Company Property. Executive represents that subject to the provisions of the Licenses, he shall return to Company any of the following that he has in his possession: records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies, sales records and copies thereof) (collectively, the "Company Records") provided by Company and/or its predecessors, subsidiaries or affiliates and/or obtained as a result of his employment with, or in any of his capacities with, or rendering of services for, Company and/or its predecessors, subsidiaries or affiliates, and/or created by Executive while employed by and/or rendering services to or for Company and/or its predecessors, subsidiaries or affiliates. Executive acknowledges that all such Company Records are the property of Company. In addition, Executive shall promptly return in good condition any and all cellular phone equipment, pagers, credit cards, business cards, computer equipment and accessories belonging to and/or leased by Company. As of Executive's Employment Resignation Date, Company will make arrangements to remove, terminate or transfer from Executive any and all business communication lines including network access, cellular phone, fax line and other business numbers belonging to or leased by Company.


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         9. Confidential Information. Executive acknowledges that, during his employment and other service with Company and/or its subsidiaries or affiliated entities, he has had access to confidential and other information proprietary to Company and/or its subsidiaries or affiliated entities, including but not limited to trade secrets, operations, customer information, customer prospects, strategic plans, inventions, business plans, formulas processes, designs, methods, techniques, know-how, systems, software programs, works of authorship, plans, proposals, information about products, and other proprietary information (the "Confidential Information"). Executive agrees that he has not and shall not at any time disclose to any person or entity the Confidential Information acquired during or in connection with his employment with or in rendering services to Company and/or any of its subsidiaries and affiliates without prior written permission from Company. Executive agrees that he shall keep secret the Confidential Information and all matters that have been entrusted to him and shall not use or attempt to use any of the Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to Company and/or its subsidiaries and affiliates.

         The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Executive; (ii) information received from a third Party outside of Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, Executive shall provide Company with notice of any such required disclosure once Executive has knowledge of it and will provide all reasonable help to Company to obtain an appropriate protective order.

         10. Knowing and Voluntary Agreement. Each party hereto hereby acknowledges that such party has carefully read and understands all of the provisions and effects of this Agreement; that each is voluntarily and knowingly entering into this Agreement free of coercion or duress; and that in agreeing to sign this Agreement, the parties have not, except for representations, promises, statements, or explanations made herein or in an exhibit attached hereto, relied on any representations, promises, agreements, statements or explanations made by any party hereto or their respective attorneys concerning the terms or effects of this Agreement in connection with their respective decisions to execute the same. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS HAD A FULL AND COMPLETE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH ITS COUNSEL.

         11. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard for its conflicts of laws principles. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement.

         12. Change, Modification and Waiver. No change or modification of this Agreement shall be valid unless it is in writing and signed by Executive and an authorized officer of Company. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced (in the case of Company, by an authorized officer of Company). The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

         13. Integration. This Agreement and its exhibits constitutes the entire agreement between Company and Executive concerning the subject matters hereof and supercedes all prior representations, promises and agreements, whether oral or written, implied or otherwise with respect thereto.


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         14. Severability. Any provision of this Agreement, which is adjudged to be prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement.

         15. Attorneys Fees. In the event an action is brought for breach of or to enforce this Agreement, including arbitration, the prevailing party shall receive its reasonable attorneys and paralegal fees and costs at all levels of dispute resolution involved as determined by the court or arbitrators, as the case may be.

         16. Indemnification. The indemnification(s) of Executive from Company that Executive enjoyed by and through his Employment Agreement, the Bylaws of Company and/or any other written instrument executed and delivered by Company prior to the Employment Resignation Date shall not be abridged by the execution and delivery of this Agreement or the termination of the Employment Agreement or Executive's employment with Company under this Agreement and the same shall survive the execution and delivery of this Agreement, the termination of the Employment Agreement, and termination of Executive's employment with Company under this Agreement.

         17. Voiding Provision. This Agreement shall become null and void and of no force or effect if the closing of Company's acquisition of Carter Hill does not occur.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have agreed to and executed the foregoing Severance Agreement, effective as of the last date written below.

EXECUTIVE:


/s/ Bernhard Fritsch                                     November 16, 2001
----------------------------                             -----------------
Bernhard Fritsch                                         Date


COMPANY:

MCY.COM, INC.



By: /s/ C. L. HARPER
   -------------------------


Its:  President                                          November 16, 2001
    ------------------------                             -----------------
                                                         Date


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